Exhibit 99.5

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 17, 2021, Ondas Holdings, Inc. (the “Company”) entered into a Plan of Merger and Equity Purchase Agreement (the “Agreement”) with Drone Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Drone Merger Sub II Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub II”), American Robotics, Inc., a Delaware corporation (“American Robotics”), and Reese Mozer, solely in his capacity as the representative of American Robotics’ Stockholders (as defined in the Agreement).

On August 5, 2021 (the “Closing Date”), the Company consummated the Mergers (as defined below). As contemplated by the Agreement and as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 6, 2021, following a Special Meeting of Stockholders of Ondas held on August 5, 2021 (the “Special Meeting”), American Robotics merged with and into Merger Sub I (“Merger I”), with American Robotics continuing as the surviving entity, and American Robotics then subsequently and immediately merged with and into Merger Sub II (“Merger II” and, together with Merger I, the “Mergers”), with Merger Sub II continuing as the surviving entity and as a direct wholly owned subsidiary of the Company. Simultaneously with Merger II, Merger Sub II was renamed American Robotics, Inc. American Robotics is a developer of specialized drone technology. American Robotics manufactures an autonomous remote sensing drone solution consisting of a custom-designed drone and proprietary base station, the American Robotics Scout system, for use primarily in the agriculture industry. American Robotics was principally in the research and development phase and has commenced sales as it continues to build and enhance its product as it brings it to market. In January 2021, American Robotics received approval from the Federal Aviation Administration (“FAA”) permitting American Robotics to sell its product commercially.

Pursuant to the Agreement, American Robotics stockholders received (i) cash consideration in an amount equal to $7,500,000, less certain indebtedness, transaction expenses and other expense amounts as described in the Agreement; (ii) 6,750,000 shares of the Company’s common stock (inclusive of 26 fractional shares paid in cash as set forth in the Agreement); (iii) warrants exercisable for 1,875,000 shares of the Company’s common stock (the “Warrants”) (inclusive of 24 fractional shares paid in cash and the equivalent of Warrants for 309,320 shares representing the value of options exercisable for 211,038 shares issued under the Company’s incentive stock plan and reducing the aggregate amount of Warrants as set forth in the Agreement); and (iv) the cash release from the PPP Loan Escrow Amount (as defined in the Agreement). Each of the Warrants entitle the holder to purchase a number of shares of the Company’s common stock at an exercise price of $7.89. Each of the Warrants shall be exercisable in three equal annual installments commencing on the one year anniversary of the Closing Date and shall have a term of ten years.

The following unaudited pro forma condensed combined financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and American Robotics’ audited historical and unaudited interim financial statements as adjusted to give effect to the Company’s acquisition of American Robotics. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to these transactions as if they occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020 and the six months ended June 30, 2021 give effect to these transactions as if they occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s audited historical financial statements, which are included in the Company’s most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 8, 2021, and the most recent Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 16, 2021, and American Robotics’ audited historical financial statements as of and for the year ended December 31, 2020, which were included in the Company’s Form 8-K that was filed with the Securities and Exchange Commission on May 27, 2021, and unaudited financial statements as of and for the three and six months ended June 30, 2021 included in this Form 8-K.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

The unaudited pro forma combined financial information is provided for informational purpose only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the American Robotics transaction closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Agreement are described in the notes to the unaudited pro forma combined financial information and principally include the following:

■	Pro forma adjustment to eliminate the American Robotics liabilities and owners’ equity not acquired.
■	Proforma adjustment to record the merger of the Company and American Robotics.

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the merger. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to American Robotics’ financial presentation are needed to conform American Robotics’ accounting policies to the accounting policies of Ondas Holdings, Inc.

These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Agreement. These financial statements also do not include any integration costs the companies may incur related to the Transactions as part of combining the operations of the companies.

ONDAS HOLDINGS INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2021

(Unaudited)

			Transaction
	Ondas	American	Accounting		Pro Forma
	Holdings Inc.	Robotics	Adjustments	Notes	Consolidated

ASSETS
Current Assets:
Cash and cash equivalents	$58,550,105	$1,385,588	$(7,500,278)	A	$52,435,415
Accounts receivable, net	726,338	5,643	-		731,981
Inventory, net	1,146,718	-	-		1,146,718
Note receivable	2,000,000	-	(2,000,000)	B	-
Other current assets	1,064,958	-	-		1,064,958
Total current assets	63,488,119	1,391,231	(9,500,278)		55,379,072

Property and equipment, net	185,241	152,609	-		337,850

Other Assets:
Intangible assets, net	292,716	-	40,986,000	C	41,278,716
Goodwill	-	-	24,976,504	C	24,976,504
Lease deposits	118,577	-	-		118,577
Deferred offering costs	-	-	-		-
Operating lease right of use assets	833,852	459,060	-		1,292,912
Other assets	-	24,166	-		24,166
Total other assets	1,245,145	483,226	65,962,504		67,690,875
Total assets	$64,918,505	$2,027,066	$56,462,226		$123,407,797

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,871,858	$145,618	$-		$2,017,476
Operating lease liabilities	476,487	175,710	-		652,197
Accrued transaction costs	-	-	1,560,000	D	1,560,000
Working capital loan	-	2,000,000	(2,000,000)	B	-
Accrued expenses and other current liabilities	2,073,735	262,823	(262,823)	B, E	2,073,735
Deferred revenue	24,692	77,500	-		102,192
Working capital loan	-	-	-		-
Total current liabilities	4,446,772	2,661,651	(702,823)		6,405,600

Long-Term Liabilities:
Notes payable	300,000	-	-		300,000
Accrued interest	36,972	-	-		36,972
Operating lease liabilities - net of current portion	357,365	300,708	-		658,073
Convertible notes	-	2,250,000	(2,250,000)	E	-
Convertible notes - related party	-	525,000	(525,000)	E	-
Total long-term liabilities	694,337	3,075,708	(2,775,000)		995,045
Total liabilities	5,141,109	5,737,359	(3,477,823)		7,400,645

Stockholders’ Equity (Deficit):
Common stock - par value $0.0001	3,404	-	744	F	4,148
Common stock warrants and options	-	-	5,274,958	F	5,274,958
Owners’ Equity	-	(3,710,293)	3,710,293	G	-
Additional paid in capital	130,983,424	-	57,862,804	F	188,846,228
Accumulated deficit	(71,209,432)	-	(6,908,750)	D, F	(78,118,182)
Total stockholders’ equity (deficit)	59,777,396	(3,710,293)	59,940,049		116,007,152
Total liabilities and stockholders’ equity (deficit)	$64,918,505	$2,027,066	$56,462,226		$123,407,797

ONDAS HOLDINGS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2021

(Unaudited)

			Transaction
	Ondas	American	Accounting		Pro Forma
	Holdings Inc.	Robotics	Adjustments	Notes	Consolidated

Revenues, net	$2,052,196	$50,000	$-		$2,102,196
Cost of goods sold	1,136,025	-	-		1,136,025
Gross profit	916,171	50,000	-		966,171

Operating expenses:
General and administration	4,904,124	1,481,877	1,750,313	E, F	8,136,314
Sales and marketing	383,521	17,020	-		400,541
Research and development	1,648,219	523,371	-		2,171,590
Amortization	-	-	1,366,200	C	1,366,200
Total operating expenses	6,935,864	2,022,268	3,116,513		12,074,645

Operating loss	(6,019,693)	(1,972,268)	(3,116,513)		(11,108,474)

Other income (expense)
Other income (expense)	618,781	-	-		618,781
Grant income	-	235,846	-		235,846
Transaction expenses	-	-	(1,560,000)	D	(1,560,000)
Interest income	7,626	-	-		7,626
Interest expense	(566,600)	(90,407)	90,407	B, E	(566,600)
Total other income (expense)	59,807	145,439	(1,469,593)		(1,264,347)

Loss before provision for income taxes	(5,959,886)	(1,826,829)	(4,586,106)		(12,372,821)

Provision for income taxes	-	-	-		-

Net loss	(5,959,886)	(1,826,829)	$(4,586,106)		$(12,372,821)

Net loss per share - basic and diluted	$(0.21)	$-	$-		$(0.33)

Weighted average number of common shares outstanding, basic and diluted	28,083,888	-	9,003,180	F	37,087,068

ONDAS HOLDINGS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2020

			Transaction
	Ondas	American	Accounting		Pro Forma
	Holdings Inc.	Robotics	Adjustments	Notes	Consolidated

Revenues, net	$2,163,719	$8,100	$-		$2,171,819
Cost of goods sold	1,236,051	-	-		1,236,051
Gross profit	927,668	8,100	-		935,768

Operating expenses:
General and administration	7,641,234	1,916,171	3,496,504	E, F	13,053,909
Sales and marketing	1,223,767	126,862	-		1,350,629
Research and development	3,586,553	544,537	-		4,131,090
Amortization	-	-	2,732,400	C	2,732,400
Total operating expense	12,451,554	2,587,570	6,228,904		21,268,028

Operating loss	(11,523,886)	(2,579,470)	(6,228,904)		(20,332,260)

Other income (expense)
Other income (expense)	20,209	-	-		20,209
Grant income	-	257,029	-		257,029
Transaction expenses	-	-	(1,560,000)	D	(1,560,000)
Interest income	251	25	-		276
Interest expense	(1,936,847)	(125,236)	125,236	E	(1,936,847)
Change in fair value of derivative liability	(37,607)	-	-		(37,607)
Total other income (expense)	(1,953,994)	131,818	(1,434,764)		(3,256,940)

Loss before provision for income taxes	(13,477,880)	(2,447,652)	(7,663,668)		(23,589,200)

Provision for income taxes	-	-	-		-

Net loss	$(13,477,880)	$(2,447,652)	$(7,663,668)		$(23,589,200)

Net loss per share - basic and diluted	$(0.66)	$-	$-		$(0.80)

Weighted average number of common shares outstanding, basic and diluted	20,428,490	-	9,083,333	F	29,511,823

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The audited and unaudited interim historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of American Robotics’ assets acquired and liabilities assumed and conformed the accounting policies of American Robotics to its own accounting policies.

The unaudited pro forma condensed combined financial statements are based on our audited and unaudited interim historical consolidated financial statements and American Robotics’ audited and unaudited interim historical combined financial statements as adjusted to give effect to the Company’s acquisition of American Robotics. The Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2021 gives effect to these transactions as if they occurred on June 30, 2021. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021 and twelve months ended December 31, 2020 give effect to these transactions as if they occurred on January 1, 2020.

The allocation of the purchase price used in the unaudited pro forma financial statements is based upon a preliminary valuation by management. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to materially change upon the finalization of internal studies and third-party valuations of assets, including investments, property and equipment, intangible assets including goodwill, and certain liabilities.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purpose only and is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed combined financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the transactions. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to Ondas Holdings Inc.’s financial presentation are needed to conform Ondas Holdings Inc.’s accounting policies to the accounting policies of the American Robotics.

These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transactions. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

Note 2 – Summary of Significant Accounting Policies

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the 2020 Annual Report on Form 10-K and for American Robotics, the accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements included in this Form 8-K. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies among the Company and American Robotics. The Company is reviewing the accounting policies of American Robotics to ensure conformity of such accounting policies to those of the Company and, as a result of that review, the Company may identify differences among the accounting policies of the two companies, that when confirmed, could have a material impact on the consolidated financial statements. However, at this time, the Company is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial statements.

Note 3 - Purchase Price Allocation

On May 17, 2021, the Company entered into a Plan of Merger and Equity Purchase Agreement (the “Agreement”) with Drone Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub I”), Drone Merger Sub II Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub II”), American Robotics, Inc., a Delaware corporation (“American Robotics”), and Reese Mozer, solely in his capacity as the representative of American Robotics’ Stockholders (as defined in the Agreement).

On August 5, 2021 (the “Closing Date”), the Company consummated the Mergers (as defined below). As contemplated by the Agreement and as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 6, 2021, following a Special Meeting of Stockholders of Ondas held on August 5, 2021 (the “Special Meeting”), American Robotics merged with and into Merger Sub I (“Merger I”), with American Robotics continuing as the surviving entity, and American Robotics then subsequently and immediately merged with and into Merger Sub II (“Merger II” and, together with Merger I, the “Mergers”), with Merger Sub II continuing as the surviving entity and as a direct wholly owned subsidiary of the Company. Simultaneously with Merger II, Merger Sub II was renamed American Robotics, Inc.

Pursuant to the Agreement, American Robotics stockholders received (i) cash consideration in an amount equal to $7,500,000, less certain indebtedness, transaction expenses and other expense amounts as described in the Agreement; (ii) 6,750,000 shares of the Company’s common stock (inclusive of 26 fractional shares paid in cash as set forth in the Agreement); (iii) warrants exercisable for 1,875,000 shares of the Company’s common stock (the “Warrants”) (inclusive of 24 fractional shares paid in cash and the equivalent of Warrants for 309,320 shares representing the value of options exercisable for 211,038 shares issued under the Company’s incentive stock plan and reducing the aggregate amount of Warrants as set forth in the Agreement); and (iv) the cash release from the PPP Loan Escrow Amount (as defined in the Agreement). Each of the Warrants entitle the holder to purchase a number of shares of the Company’s common stock at an exercise price of $7.89. Each of the Warrants shall be exercisable in three equal annual installments commencing on the one year anniversary of the Closing Date and shall have a term of ten years.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the acquired assets and assumed liabilities as of June 30, 2021:

Purchase price consideration
Cash	$7,500,278
Parent loan	2,000,000
Common Stock - 6,749,974 Shares	52,514,798
Vested Stock Options - 59,543 Shares	343,142
Warrants - 1,565,656 Shares	4,931,816
Total purchase price consideration	$67,290,034

Estimated fair value of assets:
Cash	$1,385,588
Accounts receivable	5,643
Property, plant and equipment	152,609
Right of use asset	459,060
Other long-term assets	24,166
2,027,066

Estimated fair value of liabilities assumed:
Accounts payable	145,618
Deferred revenue	77,500
Lease liabilties	476,418
699,536

Net tangible assets	1,327,530
Intangible assets	40,986,000
Goodwill	24,976,504

Total consideration	$67,290,034

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names and technology, as well as goodwill and (3) other changes to assets and liabilities.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. For purposes of the pro forma condensed combined financial statements, for inventory, property and equipment, leases and other assets and liabilities the Company used the carrying value as reported its unaudited interim financial statement as reported on Form 10Q for the quarter ended June 30, 2021, and as reported in the unaudited interim financial statements for American Robotics that have been included in this Form 8-K. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

In accordance with the Agreement, as discussed above, the purchase price includes: (a) $9,500,278 in cash, Parent loan, and fractional shares paid in cash; (b) $52,514,798 in common stock; (c) $343,142 in vested stock options; and (d) $4,931,816 in warrants. For purposes of these pro forma combined financial statements, the Company issued 6,749,974 shares of the Company’s common stock, vested stock options for 59,543 shares of the Company’s common stock, and warrants for 1,565,656 shares of the Company’s common stock. The fair value of the common stock shares was determined based on a per share price of $7.78, which is the closing price of the Company’s common stock on August 5, 2021. The fair value of the stock options was determined based on a per share price range of $6.41 - $5.69, which is the closing price of the Company’s common stock on August 5, 2021, $7.78, less the strike price of the options, which ranges from $2.09 - $1.37 per share. The fair value of the warrants was determined based on a per share price of $3.15, which is the call option value based on a Black-Scholes fair value calculation assuming a term of 5 years, 46.62% volatility rate, and discount rate of 0.72% based on the 5-year treasury yield rate as of August 5, 2021. The following table reflects the impact of a 10% increase or decrease in the per share price on the estimated fair value of the purchase price and goodwill:

	Purchase Price	Estimate Goodwill
As presented in the pro forma combined results	$67,290,034	$24,976,504
10% increase in common stock price	$73,081,048	$30,767,518
10% decrease in common stock price	$61,499,020	$19,185,490

Note 4 – Pro Forma Transaction Accounting Adjustments

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	This adjustment records the net decrease in cash paid as consideration.

B.	This adjustment records the elimination of a $2,000,000 intercompany loan that carries interest at a rate of 2% per annum. The principal and any accrued and unpaid interest is due on April 22, 2022.

In addition, this adjustment reflects the elimination of $7,562 of accrued interest expense as of and for the six months ended June 30, 2021.

C.	As part of the preliminary valuation analysis, the Company separately identified certain intangible assets with an estimate fair value of $40,986,000. The fair value was determined primarily using the “income approach”, which requires a forecast of the expected future cash flows. Since all the information required to perform a detail valuation analysis of American Robotics’ intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transactions data for the industry. Based on our research and discussions with American Robotics management, we have concluded that the intangible assets have a 15-year useful life, resulting in an adjustment of $1,366,200 and $2,732,400 of amortization expense for the six months ended June 30, 2021 and the twelve months ended December 31, 2020, respectively. These numbers may change significantly when the final allocation of purchase price is calculated.

In addition, this adjustment reflects the recognition of goodwill of $24,976,504.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

D.	This adjustment reflects the accrual of the Company’s estimated total transaction costs for legal and other professional fees and expenses, which are estimated to be approximately $1,560,000.

E.	This adjustment reflects the elimination of convertible notes, convertible notes related party, stock compensation expense, and accrued interest and interest expense on the convertible notes that are expected to be converted to shares in American Robotics prior to closing.

F.	This adjustment records (1) the issuance of 6,749,974 shares of common stock to the sellers as the equity portion of the purchase consideration, valued at $52,514,798 based on a per share price of $7.78, which was the closing prices of the Company’s common stock on August 5, 2021; (2) plus the issuance of vested stock options for 59,543 shares, valued at $343,142 based on a share price range of $6.41 - $5.69, which is the closing price of the Company’s common stock on August 5, 2021, $7.78, less the strike price of the options, which ranges from $2.09 - $1.37 per share; (3) plus the issuance of warrants for 1,565,656 shares, valued at $4,931,816 based on a share price of $3.15, which is the call option value based on a Black-Scholes fair value calculation assuming a term of 5 years, 46.62% volatility rate, and discount rate of 0.72% based on the 5-year treasury yield rate as of August 5, 2021; (4) plus the issuance of 1,375,000 restricted stock units under the Company’s incentive stock plan to key members of American Robotics’ management and the corresponding stock compensation expense, valued at the Company’s stock price of $7.78 on August 5, 2021, which vest over a three year period, resulting in an adjustment of $1,782,917 and $3,565,833 of stock compensation expense for the six months ended June 30, 2021 and the twelve months ended December 31, 2020, respectively.

G.	This adjustment eliminates American Robotics’ Equity as reported in the unaudited financial statements as of and for the six months ended June 30, 2021.

Note 5 – Combined Adjusted EBITDA After Pro Forma Adjustments

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Combined Adjusted EBITDA Before Pro Forma Adjustments is defined as net income adjusted to add back interest expense including debt extinguishment and depreciation and amortization, and certain charges and expenses, such as impairment loss on intellectual property, non-cash stock-based compensation, change in derivative liability, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Ondas Holdings Inc.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

The following tables reconcile Combined Adjusted EBITDA After Pro Forma Adjustments to net income based on the Company’s audited Consolidated Statement of Operations for the six months ended June 30, 2021 and year ended December 31, 2020 and American Robotics’ unaudited Statements of Operations for the six months ended June 30, 2021 and audited Statements of Operations for the year ended December 31, 2020, as reported in this Form 8-K:

	For the Six Months Ended June 30, 2021
			Transaction
	Ondas	American	Accounting	Pro Forma
	Holdings Inc.	Robotics	Adjustments	Consolidated
Net Loss	$(5,959,886)	$(1,826,829)	$(4,586,106)	$(12,372,821)
Add back:
Interest expense	566,600	90,407	(90,407)	566,600
Depreciation and amortization	345,058	7,074	1,366,200	1,718,332
Interest income and miscellaneous income	(555,512)	(235,846)	-	(791,358)
EBITDA	(5,603,740)	(1,965,194)	(3,310,313)	(10,879,247)
Adjustments
Impairment loss on intellectual property	70,895	-	-	70,895
Other Non-recurring costs	-	-	1,560,000	1,560,000
Non-cash stock based compensation	1,650,119	17,089	1,750,313	3,417,521
Adjusted EBITDA	$(3,882,726)	$(1,948,105)	$-	$(5,830,831)

	For the Year Ended December 31, 2020
			Transaction
	Ondas	American	Accounting	Pro Forma
	Holdings Inc.	Robotics	Adjustments	Consolidated
Net Loss	$(13,477,880)	$(2,447,652)	$(7,663,668)	$(23,589,200)
Add back:
Interest expense	1,936,847	125,236	(125,236)	1,936,847
Depreciation and amortization	829,994	6,770	2,732,400	3,569,164
Interest income and miscellaneous income	(20,460)	(257,054)	-	(277,514)
EBITDA	(10,731,499)	(2,572,700)	(5,056,504)	(18,360,703)
Adjustments
Impairment loss on intellectual property	33,334	-	-	33,334
Non-cash stock based compensation	4,676,362	69,329	3,496,504	8,242,195
Non-cash lease expense	280,354	-	-	280,354
Other Non-recurring costs			1,560,000	1,560,000
Change in derivative liability	37,607	-	-	37,607
Adjusted EBITDA	$(5,703,842)	$(2,503,371)	$-	$(8,207,213)